EXHIBIT 6(b)

               Charter of American  International  Life Assurance Company of New
               York, dated March 5, 1962;
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                            DECLARATION OF INTENTION
                                       AND
                                     CHARTER
                                       OF
            AMERICAN INTERNATIONAL LIFE ASSURANCE COMPANY OF NEW YORK
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     We, the  undersigned,  all being natural  persons of full age, and at least two-thirds of us citizens of the United States, and at least three of us residents of the State of New York, do hereby declare our intention to form a stock life insurance company for the purpose of doing the kinds of insurance business authorized by paragraphs "1", "2", "3" and "23" of Section 46 of the Insurance Law of the State of New York, and for that purpose do adopt the following charter:


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     CHARTER  OF  AMERICAN  INTERNATIONAL  LIFE  ASSURANCE  COMPANY  OF NEW YORK
--------------------------------------------------------------------------------
Sec. 1. The name of this corporation shall be AMERICAN INTERNATIONAL LIFE ASSURANCE COMPANY OF NEW YORK.

     Sec. 2. The principal office of the corporation shall be located at 102 Maiden Lane, in the City, County and State of New York.

 Sec. 3.  The kinds of insurance to be transacted by the corporation shall be:

     (1) "Life Insurance", meaning every insurance upon the lives of human beings and every insurance appertaining thereto. The business of life insurance shall be deemed to include the granting of endowment benefits; additional benefits in the event of death by accident or accidental means; additional benefits operating to safeguard the contract from lapse, or to provide a special surrender value, in the event of total and permanent disability of the insured; and optional modes of settlement of proceeds.

     (2) "Annuities", meaning all agreements to make periodical payments where the making or continuance of all or of some of a series of such payments, or the amount of any such payment, is dependent upon the continuance of human life, except payments made under the authority f the preceding paragraph.

     (3) "Accident and Health Insurance", meaning

     (a) Insurance against death or personal injury by accident or by any specified kind or kinds of accident and insurance against sickness, ailment or bodily injury, including insurance providing disability benefits pursuant to article nine of the workmen's compensation law, except as specified in subparagraph (b) following; and

     (b) Non-cancellable disability insurance, meaning insurance against disability resulting from sickness, ailment or bodily injury, (but not including insurance solely against accidental injury) under any contract which does not give the insurer the option to cancel or otherwise terminate the contract at or after one year from its effective date or renewal date. and such other kind or kinds of business to the extent necessarily or properly incidental to the kind or kinds of business which the corporation is specifically authorized to transact as stated above.

     Sec. 4. The corporate powers of this corporation shall be exercised through a Board of Directors and through such officers and agents as such Board shall empower.

     Sec. 5. The Board of Directors of this corporation shall not be less than thirteen (13) nor more than twenty-five (25) in number, as from time to time determined in accordance with the provisions of the By-Laws. However, in no case shall the number of directors be less than thirteen (13). Directors shall be elected at each annual meeting of stockholders and each director so elected shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified. In the event that the number of directors duly elected and serving shall be less than thirteen (13), the corporation shall not for that reason be dissolved, but the vacancy or vacancies shall be filled as provided in Section 7 hereof.

     Sec. 6. The annual meeting of the stockholders of the corporation shall be held in the State of New York and in accordance with the By-Laws on the fourth Wednesday of March in each and every year, or, if such day in any year by a legal holiday, then on the next succeeding business day. Notice of the time and place of such meeting shall be given as prescribed in the By-Laws and as required by law, including notice to the Superintendent of Insurance of the State of New York to the extent required by law. At such meeting the stockholders shall elect a Board of Directors and shall transact such other business as may legally come before the meeting.

     At any meeting of the stockholders the holders of a majority of the shares of the capital stock of the corporation, present in person or represented by proxy, shall constitute a quorum of the stockholders for all purposes, unless the representation of a larger number shall be required by law, and, in that case, the representation of the number so required shall constitute a quorum.

     At any regular or special stockholders' meeting, each stockholder shall be entitled to vote in person, or by general power of attorney, or by proxy, appointed by an instrument in writing, subscribed by such stockholder, or by his duly authorized attorney, and delivered to the Secretary, and shall have one vote for each share of stock standing registered in his name on the stock books of the corporation. The Board of Directors may fix a day, not more than forty
(40) days prior to the day of holding any meeting of the stockholders as the day as of which stockholders entitled to notice of and to vote at such meeting shall be determined, and only stockholders of record on such day shall be entitled to notice or to vote at such meeting.

     Sec. 7. At all times a majority of the directors shall be citizens and residents of New York or of adjoining states and not less than three (3) thereof shall be residents of New York. The directors need to be stockholders of the corporation. The directors who are salaried officers or employees of the corporation shall at all times be less than a quorum of the Board of Directors.

     If any vacancies shall occur in the Board of Directors by death or resignation or removal or otherwise, the remaining members of the Board at a meeting called for that purpose on such notice as may be provided for in the By-Laws, or at any regular meeting, shall elect a director or directors to fill the vacancy or vacancies occasioned and each director so elected shall hold office until the next annual meeting of stockholders. Notice of any election of a director or directors under the provisions of this Section 7 shall be given to the Superintendent of Insurance of the State of New York in the manner and to the extent required by law.

     A director may be removed by the majority vote of the stockholders at any meeting of stockholders. If a request is received from the Superintendent of Insurance of the State of New York for the removal of a director, the President or Secretary shall immediately call a Special Meeting of Directors and such director may be removed by the vote of a majority of the remaining directors present at such Special Meeting.

     Sec. 8. The names and post-office residence addresses of the directors who shall serve until the first annual meeting of such corporation are as follows:

         Name                          Post-Office Residence Address
         ----                          -----------------------------
         John Ahlers                   160 Cabrini Blvd., New York 33, N.Y.
         Paul M. Anderson              1158 Fifth Avenue, New York 29, N.Y.
         Gerarld F. Beal               1 Beekman Place, New York 22, N.Y.
         Creighton P. Cunningham       7 Fairview Terrace, Maplewood, N.J.
         W. Palmer Dixon               550 Park Avenue, New York 21, N.Y.
         Maurice R. Greenberg          1001 Park Avenue, New York 28, N.Y.
         Francis F. Randolph           129 East 69th Street, New York 21, N.Y.
         Ralph T. Reed                 435 East 52nd Street, New York 22, N.Y.
         Jack J. Reynolds              1158 Fifth Avenue, New York 29, N.Y.
         Cornelius V. Starr            930 Fifth Avenue, New York 21, N.Y.
         Gordon B. Tweedy              520 East 86th Street, New York 28, N.Y.
         John S. Woodbridge            Scott's Cove, Darien, Conn.
         William S. Youngman           778 Park Avenue, New York 21, N.Y.

     Sec. 9. The duration of the corporate existence of this corporation shall be perpetual.

     Sec. 10. The amount of the capital of this corporation shall be One Million Dollars ($1,000,000) and shall consist of Ten Thousand (10,000) shares of the par value of One Hundred Dollars ($100) each.

     Sec. 11. The Annual Meeting of the Board of Directors shall be held in the month of May of each year on a date, time and place which the directors shall set by resolution at the first quarterly meeting held in March of each year. At such annual meeting the directors may elect a Chairman of the Board and shall elect a President from their own number, and also shall elect from their own number or otherwise, at their discretion, such Vice Presidents and other officers as may seem advisable to them for the conduct of the corporation's business, including a Secretary and a Treasurer, who shall hold their offices at the pleasure of the Board of Directors from the time of their election until the next succeeding annual meeting and until their successors are elected and qualified. Any two or more offices may be held by the same person, except that the duties of President and Secretary shall not be performed by the same person. In the event of the death, resignation, or removal of any elected officer the Board of Directors may fill the vacancy. The Board of Directors shall have the power to delegate powers and duties to persons and to committees to be appointed by it. At any meeting of the Board of Directors a majority of the Board shall constitute a quorum for the transaction of business, unless otherwise required by law or this Charter.

     IN WITNESS WHEREOF, we have hereunto subscribed our names and affixed our seals as of this ______ day of March, 1962.

         /s/  Gordon B. Tweedy              /s/  Jack J. Reynolds
         ------------------------------     -------------------------------
         Gordon B. Tweedy                   Jack J. Reynolds


         /s/ Frank G. Sterritte             /s/ John Ahlers
         ------------------------------     -------------------------------
         Frank G. Sterritte                 John Ahlers


         /s/ Augustus K. Karg               /s/ Kenyon D. Ettinger
         ------------------------------     -------------------------------
         Augustus K. Karg                   Kenyon E. Ettinger


         /s/ Arthur F. Searing              Creighton P. Cunningham
         ------------------------------     -------------------------------
         Arthur F Searing                   Creighton P. Cunningham


         /s/ Robert L. White                /s/ Richard A. McCarthy
         ------------------------------     -------------------------------
         Robert L. White                    Richard A. McCarthy

         /s/ Robert A. McCorkle             /s/ Arthur O. King
         ------------------------------     -------------------------------
         Robert A. McCorkle                 Arthur O. King

                                            /s/ William S. Youngman
                                            -------------------------------
                                            William S. Youngman



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                                 ACKNOWLEDGMENT
         STATE OF NEW YORK )
                                    :       SS.:
         COUNTY OF NEW YORK)

     On this 5th day of March, 1962, before me personally came the following-named individuals, to me known, who being by me duly sworn did each acknowledge to me that he resides at the address shown after his respective name:

         Name                       Post-Office Residence Address
         Gordon B. Tweedy           520 East 86th Street, New York 28, N.Y.
         Jack J. Reynolds           1158 Fifth Avenue, New York 29, N.Y.
         Frank G. Sterritte         28 Fairview Avenue, East Williston, N.Y.
         John Ahlers                160 Cabrini Blvd., New York 33, N.Y.
         Augustus K. Karg           43 Noe Avenue, Madison, N.J.
         Kenyon D. Ettinger         137 Asharoken Avenue, Northport, N.Y.
         Arthur F. Searing          200 East 57th Street, New York, 22, N.Y.
         Creighton P. Cunningham    7 Fairview Terrace, Maplewood, N.J.
         Robert L. White            20 Stone Fence Road, Allendale, N.J.
         Richard A. McCarthy        86 Princeton Street, Garden City, N.Y.
         Robert A. McCorkle         200 East 71st Street, New York 21, N.Y.
         Arthur O. King             1 Washington Sq. Village, New York 12, N.Y.
         William S. Youngman        778 Park Avenue, New York 21, N.Y.

     and that he is a proposed incorporator of AMERICAN INTERNATIONAL LIFE ASSURANCE COMPANY OF NEW YORK and that in such capacity he signed the foregoing Declaration of Intention and Charter of the said American International Life Assurance Company of New York as his free act and deed.

                                                        /s/ James A. Mackinnon
                                                       ------------------------
                                                       Notary Public